Exhibit 99(a)

Alberto-Culver Sees 2Q Topping Analysts’ EPS View Of 62c

By CHRISTINA CHEDDAR BERK

Of DOW JONES NEWSWIRES

NEW YORK — If Alberto-Culver Co.’s (ACVA, ACV) fiscal second-quarter results are any measure, consumers aren’t looking to personal care when they are pinching their pennies.

The Melrose Park, Ill., maker of Alberto V05, St. Ives, and Tresemme hair- and skin-care products expects its earnings will top Wall Street’s expectations of 62 cents a share by about a penny on sales that will climb at a high-single-digit percentage rate.

Last year, Alberto-Culver earned 55 cents a share in the March quarter.

“We had a very fine quarter, particularly in light of the severe winter weather, the late Easter period, the negative economy, and the war in Iraq,” said President and Chief Executive Howard B. Bernick in an interview with Dow Jones Newswires Wednesday.

Alberto-Culver plans to release its second-quarter results on Thursday at about 10:30 a.m. EDT. A conference call is set for 3:30 p.m. EDT.

Although retail traffic was slowed by severe winter weather—especially in the northeastern U.S. on President’s Day weekend—and by heightened terrorist concerns, both Alberto-Culver’s professional-beauty-care business and its consumer-packaged-goods operations performed well, according to Bernick.

“We’re a very recession-resistant business, as we perform in both good times and in bad times,” Bernick said.

Alberto-Culver has been one of the more consistent companies in the personal-care sector, with earnings increasing steadily over the past 11 years. Bernick’s goal is to continue the company’s streak, and he’s off to a good start to achieve this milestone this fiscal year.

Sales of Alberto-Culver’s consumer hair-care and skin-care products are both growing faster than the overall category, according to the executive. For example, the St. Ives business is likely to post sales growth of 30% in the latest period, Bernick said.

“The very cold year helped lotion sales,” he explained.

The company also continues to extend its product lines with new scents and formulations, and to improve its advertising to compete with its rivals, which include consumer products giants Procter & Gamble Co. (PG), Unilever NV (UN) and France’s L’Oreal SA (F.ORE).

These three companies have brought some high-profile hair-care products to market this year, but Alberto-Culver expects it will be able to ride out this period of heightened competition just as it has in the past.

“Alberto VO5 has stood the test of time,” Bernick said. “Even in its 50th year, it is bigger in the U.S. than at any time in its history.”

This isn’t something most shampoo makers can say. Most consumers are fickle about their follicles. Often, consumers make a decision about which brand to buy while standing in the store aisle.

Sally Beauty and Beauty Systems Group, which sells beauty supplies to the professional hair-care market, will likely see same-store sales slow slightly in the latest period.

In the past, the division has supplemented its organic growth with acquisitions, but its most recent deal, the $100 million purchase of Texas-based Armstrong-McCall, had its anniversary in the first quarter. Sometime within the next six to 12 months, the company expects to add to its business with an acquisition, Bernick said.

At Sally’s international business, the company is “enjoying fantastic growth,” Bernick said.

Although Alberto-Culver uses a number of petroleum-based materials to manufacture its products, the company is managing the higher energy-related costs well, according to Bernick.

“We expect to be able to continue to offset these costs,” he said.

The executive also continues to advocate switching to one class of common stock. Although a final decision by the company’s board isn’t imminent, Bernick expects a change may be made by the end of the calendar year.

Alberto-Culver’s Class A shares closed Wednesday on the New York Stock Exchange at $47.02, up 47 cents, or 1% from a previous close. The company’s Class B shares ended the day at $48.76, up 50 cents, or 1%.

The Class B shares, which are more widely traded, are off 10.7% in the past 12 months.

–By Christina Cheddar Berk, Dow Jones Newswires; 201-938-5166;

christina.cheddar@dowjones.com

Updated April 23, 2003 6:15 p.m.

This article contains forward-looking statements. These statements are based on Alberto-Culver management’s current assessment of its markets and businesses. There are risks and uncertainties that could have an impact on these statements in the future. Some of the factors that could cause actual results to differ from these current projections include: the pattern of brand sales, competitive activity in each of our markets, loss of distribution rights, risks inherent in acquisitions and strategic alliances, loss of one or more key employees, the effects of a prolonged United States or global economic downturn or recession, changes in costs, unanticipated legal proceedings, variations in currency exchange rates, changes in political, economic or other external factors over which the company has no control. The company is not obligated to update any forward-looking statement in this article.